MATADOR RESOURCES COMPANY ANNOUNCES SALE OF ITS EAGLE FORD ASSETS
AND PROVIDES AN UPDATE ON THE STRENGTH OF ITS BALANCE SHEET

DALLAS – April 4, 2025 – Matador Resources Company (NYSE: MTDR) (“Matador”) today announced the sale of its remaining Eagle Ford shale position in South Texas and provided an update on its current hedging position, the strength of its balance sheet and steps Matador has already taken in response to current circumstances.

Joseph Wm. Foran, Matador’s Founder, Chairman and CEO, commented, “Matador is pleased to announce that we recently sold our two remaining acreage and production positions in the Eagle Ford shale in La Salle, Karnes and Atascosa Counties in South Texas in a series of transactions. Over the last two quarters, Matador received proceeds of over $30 million from these sale transactions. The Eagle Ford shale has been a productive asset for Matador and was the steppingstone for Matador as it gained experience and built its acreage position in the Delaware Basin. Matador is excited to continue its primary focus on developing its high-quality acreage in the northern Delaware Basin, which Matador believes is recognized as the most prolific basin in the United States and where Matador owns approximately 200,000 net acres, approximately 80% of which is held by production.

Debt Repayment

“Matador applied a portion of its cash flows and over $30 million in proceeds from the sale of its Eagle Ford assets to reduce the borrowings under its credit facility. In total, Matador repaid $180 million of its borrowings under its credit facility during the first quarter of 2025 and ended the quarter with $405 million outstanding under this credit facility and, based on a preliminary review of our results for the first quarter, an expected leverage ratio of one times or less as of March 31, 2025. Notably, Matador finished the first quarter of 2025 in the strongest financial position in its history with approximately $1.8 billion in liquidity.

New Oil Hedges

“In light of prior experience in turbulent times, Matador entered into additional oil hedges during the first quarter of 2025. A summary of our oil costless collars is provided in the following table:

Oil Costless Collars	Volume Hedged (Bbl per day)	Weighted Average Price Floor ($/Bbl)	Weighted Average Price Ceiling ($/Bbl)
H1 2025	45,000	$60	$86
H2 2025	70,000	$52	$77

Precautionary Actions for Turbulent Times

“Matador has taken other precautionary actions in preparation for these turbulent times. From experience, we believed it was prudent to fortify Matador’s balance sheet by entering into additional hedges and selling non-core assets as discussed above. Matador also structured its rig contracts with optionality to quickly decrease or increase its drilling program based upon market conditions. Furthermore, Matador expects steel prices for goods such as casing, valves and surface equipment will increase in 2025 due to recent tariffs. To protect its financial position, Matador has already secured inventory for the majority of its 2025 drilling program. Matador does not expect any recent tariffs to impact its well costs until the second half of 2025. These precautionary actions taken by Matador have helped minimize the impact of recent volatility in commodity prices on its operations.

Opportunities Ahead

“Over the past 40 years, during volatile times like the one that we are currently experiencing, Matador or its predecessors have made some of their most significant acquisitions, drilled some of their most profitable prospects and hired key individuals that have contributed significantly to Matador’s success going forward. Matador remains optimistic about its plans and drilling inventory for the remainder of 2025 and beyond. With the recent decrease in Matador’s stock price, we expect that Matador’s board of directors will consider implementing a stock repurchase program later this month at its regularly scheduled meeting if present circumstances continue. Any such stock repurchase program would be incremental to our current quarterly fixed dividend of $0.3125 per share, which remains well within our means at current commodity prices. We express our gratitude for the support of our shareholders, vendors, partners and other friends and welcome you to call us or to come visit us in Dallas anytime.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, the payment of dividends, share repurchases, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, disruption from Matador’s acquisitions or dispositions making it more difficult to maintain business and operational relationships; significant transaction costs associated with

Matador’s acquisitions or dispositions; the risk of litigation and/or regulatory actions related to Matador’s acquisitions or dispositions, as well as the following risks related to financial and operational performance: general economic conditions; Matador’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of Matador’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on Matador’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, capital markets, available borrowing capacity under its revolving credit facilities and otherwise; the operating results of and the availability of any potential distributions from our joint ventures; weather and environmental conditions; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Senior Vice President - Investor Relations
(972) 371-5225
investors@matadorresources.com

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